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                                                                      EXHIBIT 99


                              [LETTERHEAD OF WLT]


FOR IMMEDIATE RELEASE
---------------------

           WALTER INDUSTRIES COMPLETES $500 MILLION BANK REFINANCING; --FIRST QUARTER EARNINGS PER SHARE EXPECTED TO BE $0.26 --

(Tampa, Florida) April 21, 2003--Walter Industries, Inc. (NYSE: WLT) announced today that it has entered into a new $500 million bank credit facility arranged by Banc of America Securities, LLC and SunTrust Capital Markets. The financing package consists of:

   - a $245 million senior secured revolving credit facility that matures on April 17, 2008; and
   -   a $255 million senior secured term loan that matures on April 17, 2010.

The new credit facility replaces Walter Industries' existing $475 million bank financing, which was scheduled to mature on October 15, 2003. The new facility, which is secured by the stock of Walter Industries' subsidiaries and by certain assets (excluding real property) of the Company, will be used to refinance the outstanding bank debt, and for working capital and general corporate purposes.

"We are very pleased to complete this facility at our desired level of credit availability and appreciate the efforts put forth by our arrangers and lenders in very difficult market conditions," said Don DeFosset, Chairman and Chief Executive Officer of Walter Industries. "While the new debt costs are higher than our existing facility, we have extended our maturities substantially, reduced our amortization requirements and replenished our ample liquidity so we can continue to focus on our strategic initiatives."

The credit agreement will be filed as an exhibit to Walter Industries' First-Quarter 2003 Form 10-Q filing.

FIRST QUARTER 2003 RESULTS
--------------------------
Walter Industries will issue its first quarter 2003 earnings release on Tuesday, April 29, after market close. The Company expects first-quarter earnings per share to be $0.26, which falls within the Company's previously announced earnings guidance range of $0.25-$0.30 per share.

A detailed discussion and analysis of the Company's quarterly results will be included in the April 29 news release. Walter Industries Chairman and CEO Don DeFosset and members of the Company's leadership team will discuss quarterly results and other general business matters on a



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conference call and live Webcast to be held on Wednesday, April 30, 2003, at
9:00 a.m. Eastern time. To listen to the event live or in archive, visit the Company Web site at WWW.WALTERIND.COM.

Walter Industries, Inc. is a diversified company with five principal operating businesses and revenues of $1.9 billion. The company is a leader in homebuilding, home financing, water transmission products, energy services, and specialty aluminum products. Based in Tampa, Florida, the company employs approximately 6,300 people. For more information about Walter Industries, please call (813) 871-4404 or visit the corporate Web site at WWW.WALTERIND.COM.


EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, CHANGES IN CUSTOMERS' DEMAND FOR THE COMPANY'S PRODUCTS, CHANGES IN RAW MATERIAL AND EQUIPMENT COSTS AND AVAILABILITY, CHANGES IN EXTRACTION COSTS IN THE COMPANY'S MINING OPERATIONS, CHANGES IN CUSTOMER ORDERS, PRICING ACTIONS BY THE COMPANY'S COMPETITORS, THE ULTIMATE OUTCOME WITH RESPECT TO RECOVERY OF INSURANCE PROCEEDS FROM THE 2001 MINING ACCIDENT, AND GENERAL CHANGES IN ECONOMIC CONDITIONS. RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY ASSUMES NO DUTY TO UPDATE ITS OUTLOOK STATEMENTS AS OF ANY FUTURE DATE.



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